Exhibit 99.5


THIS  WARRANT  AND THE SHARES OF COMMON  STOCK  TRANSFERABLE  UPON THE  EXERCISE
HEREOF HAVE BEEN ISSUED AND SOLD WITHOUT REGISTRATION IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") AND THE APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN (i) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND (ii) UPON RECEIPT BY THE ISSUER OF EVIDENCE REASONABLY SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH SUCH LAWS.


                      WARRANT TO PURCHASE 500,000 SHARES OF
                                  COMMON STOCK
                                       OF
                               WASTEMASTERS, INC.


                     Not Transferable or Exercisable Except
                        Upon Conditions Herein Specified
                          Void After 5:00 O'clock p.m.,
                       Dallas, Texas Time, April 23, 2000


WASTEMASTERS, INC., a Maryland corporation (the "COMPANY") hereby grants to T. ALEC RIGBY, an individual (hereinafter the "Holder"), a Warrant to purchase FIVE HUNDRED THOUSAND (500,000) restricted shares (the "Shares") of the common stock of the Company (the "Common Stock") at the purchase price of Five Dollars ($5.00) per Share (the "Exercise Price") (the number of Shares and Exercise Price being subject to adjustment, as hereinafter provided) upon the terms and conditions herein set forth.

     1. EXERCISE OF WARRANT.

          (a) Subject to subsection (b) of this Section 1, this Warrant may be exercised upon presentation and surrender of this Warrant Certificate, with the attached Purchase Form (Exhibit A) duly executed, at the principal office of the Company, at 10254 Miller Road, Dallas, Texas 75238, or at such other place as the Company may designate by notice to the Holder, together with a certified bank or cashier's check payable to the order of WasteMasters, Inc. in the amount of the Exercise Price times the number of Shares being purchased. This Warrant may be exercised in whole or in part. In case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant Certificate of like tenor entitling the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

          (b) This Warrant to purchase the "unregistered," "restricted" common stock of the Company may be exercised in whole or in part at any time prior to 5:00 o'clock p.m., Dallas, Texas time on April 23, 2000.

     2. PURCHASED AND UNDERLYING SHARES.

          (a) Upon surrender of this Warrant Certificate and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to the Holder, a certificate or certificates for the number of full shares of Common Stock comprising the applicable number of Shares so purchased upon the exercise of this Warrant (the "Purchased Shares"), together with cash, as provided in Section 9 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued, and any person named therein shall be deemed to have become a holder of record of such Shares, as of the date of surrender of this Warrant and payment of the Exercise Price, as aforesaid, notwithstanding that the certificates representing such Shares shall not actually have been delivered or that the transfer shall not have been reflected on the stock transfer books of the Company.

          (b) The Company shall at all times keep reserved so long as this Warrant remains outstanding, out of its authorized shares of Common Stock, such number of Shares as shall continue to be subject to purchase under this Warrant (the "Underlying Shares"). Every transfer agent for the Common Stock issuable upon the exercise of this Warrant shall be irrevocably authorized and directed at all times to reserve such number of authorized Shares as shall be requisite for such purpose.

     3. RIGHTS AND OBLIGATIONS OF WARRANT HOLDER.

          (a) The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity. The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Certificate, including, without limitation, all the obligations imposed upon the Holder by Section 5 hereof.

          (b) The Holder of this Warrant, as such, shall not be entitled to vote or receive dividends or to be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant Certificate, as such, confer upon the Holder any of the rights of a shareholder of the Company including, but not limited to, any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, share exchange, conveyance or otherwise, receive notice of meetings or other action affecting shareholders (except for the notices provided for herein), receive dividends, receive subscription rights, or any other right until this Warrant shall have been exercised and the Holder shall have become the record holder of the Shares, as provided herein.

     4. PURCHASED SHARES. The Company covenants and agrees that all Purchased Shares to be delivered upon proper exercise of this Warrant shall be recorded on the books of the Company in the name of the Holder and shall be duly and validly authorized and issued, fully paid and non-assessable, and free from all preemptive rights, taxes (other than transfer taxes), liens, charges and security interests created by the Company with respect to the issuance thereof.

     5. DISPOSITION OF WARRANTS OR SHARES.

          (a) The Holder of this Warrant and/or any transferee hereof or of the Purchased Shares by its acceptance hereof or thereof, hereby understands and agrees that neither this Warrant nor the Purchased Shares have been registered under either the 1933 Act or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of a favorable opinion of counsel or submission to the Company of such evidence as may be reasonably satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the 1933 Act and the State Acts. It shall be a condition to the transfer of this Warrant that any transferee hereof deliver to the Company its written agreement to accept and be bound by all of the representations, terms and conditions of this Warrant Certificate. This Warrant shall not be assignable except upon the express written consent of the Company.

          (b) The stock certificates of the Company that will evidence the Purchased Shares may be imprinted with a conspicuous legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN
OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE APPLICABLE SECURITIES AND EXCHANGE COMMISSION RULES AND REGULATIONS.

            The Company has not agreed to register any of the Purchased Shares for distribution in accordance with the provisions of the 1933 Act or the State Acts. Except as otherwise set forth herein, the Company has not agreed to comply with any exemption from registration under the 1933 Act or the State Acts for the resale of such Shares. Hence, it is the understanding of the Holder that by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the U.S. Securities and Exchange Commission, all or part of the Purchased Shares may be required to be held indefinitely, unless and until registered under the 1933 Act and the State Acts, or unless an exemption from such registration is available (in which case the Holder may still be limited as to the number of such Shares that may be sold).

     6. REPRESENTATIONS.

          (a) RISK FACTORS. The Holder understands and acknowledges that (i) this Warrant and the Purchased Shares are unregistered, restricted securities and are not readily marketable, (ii) the Company has not operated on a profitable basis for several years and that there can be no assurance that it will operate profitably in the future, and (iii) there is a significant degree of risk in investing in the Shares. The Holder agrees that he must be able to bear the economic risk of the loss of the entire investment in the Shares if he exercises this Warrant.

          (b) KNOWLEDGE AND EXPERIENCE; FINANCIAL CAPABILITY AND NET WORTH. The Holder has (i) such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Shares, (ii) had such risks explained to the Holder and has determined that such investment is suitable for the Holder in view of his financial circumstances and available investment opportunities, (iii) sufficient net worth and income to bear the economic risk of investment in the Purchased Shares, and (iv) no need for liquidity of the investment and no reason to anticipate any change in the Holder's financial circumstances which may cause or require any sale, transfer or other distribution of the Purchased Shares.

          (c) AVAILABLE INFORMATION. The Holder acknowledges that the Company has provided him with access to such Company records and information regarding historical and proposed operations as the Holder has requested and has answered all of the Holder's inquiries in full.

          (d) FURTHER INFORMATION. The Holder agrees that it shall be his responsibility to request such information with respect to the Company as he and his advisors deem appropriate to evaluate the risks and merits of investment in the Purchased Shares at the time that the Holder exercises this Warrant.

     7. ADJUSTMENTS. The number of Shares purchasable upon the exercise of this Warrant, and the Exercise Price, shall be subject to adjustment from time to time upon the occurrence of any of the events enumerated below at any time prior to the exercise of this Warrant in full.

          (a) In case the Company shall: (i) pay a dividend, or make a distribution on the Common Stock, in shares of Common Stock or any other of its capital stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of its capital stock into a smaller number of shares of Common Stock, or (iv) issue, by reclassification of its shares of Common Stock, any shares of capital stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the amount of Shares purchasable upon the exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of this Warrant that number of Shares (or other capital stock of the Company) which the Holder would have owned or would have been entitled to receive after the happening of such event had the Holder exercised this Warrant immediately prior to the record date, in the case of any such dividend, or the effective date, in the case of any such subdivision, combination or reclassification. An adjustment made pursuant to this subsection (a) shall be made whenever any of such events shall occur, but shall become effective retroactively after such record date or such effective date, as the case may be, as to any portion of this Warrant exercised between such record date or effective date and the date of happening of any such event.

          (b) If the Company shall issue, by reorganization or reclassification of its Common Stock (including any such reorganization or reclassification in connection with a consolidation or merger of the Company with another corporation, provided the Company is the surviving corporation) other securities or property of the Company, the Holder shall thereafter have the right to receive upon exercise of this Warrant the kind and number of shares of stock or other securities or property which he would have been entitled to receive upon the happening of any such reorganization or reclassification, had this Warrant been exercised immediately prior thereto; and, in any case, appropriate adjustment (as determined by the Board of Directors in good faith) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the Holder, to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably practical, in relation to any shares of stock or other securities or other property thereafter deliverable upon the exercise of this Warrant. Any adjustment made pursuant to this subparagraph (b) shall become effective retroactively to the effective date of such reorganization or reclassification.

          (c) If the Company shall issue, sell, grant or distribute to all or substantially all holders of shares of Common Stock evidences of indebtedness, any other securities of the Company (including, without limitation, rights, Warrants, warrants or convertible or exchangeable securities entitling the holders thereof to subscribe for, purchase, or convert or exchange securities into, shares of Common Stock, whether or not immediately exercisable) or any property or other assets (other than cash), and if such issuance, sale, grant or distribution does not otherwise constitute an event requiring adjustment under this Section 7 (any such nonexcluded event being herein called a "Special Dividend"), then, effective upon the record date of the Special Dividend, the Holder shall be entitled to receive, upon exercise of this Warrant (and the payment of the consideration, if any, payable to the Company for such Special Dividend under the terms of its issuance, sale, grant or distribution), the Special Dividend which the Holder would have been entitled to receive if this Warrant had been exercised immediately prior to the record date of the Special Dividend.

          (d) In case the Company shall make a distribution to all holders of the Common Stock of stock of a subsidiary of the Company or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Exercise Price or the number of Shares purchasable upon the exercise of the Warrant, the Holder, upon the exercise of this Warrant at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this
Section 7, and the Company shall reserve, for the life of this Warrant, such securities of such subsidiary.

          (e) If there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a change in respect of which an adjustment is required under any other provision of this Section 7 or a change in par value) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if this Warrant had been exercised immediately prior to such Capital Reorganization (assuming the Holder failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Capital Reorganization). As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to the Holder and to the Company an agreement as to the Holder's rights in accordance with this Section 7, providing for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subparagraph shall similarly apply to successive Capital Reorganizations.

          (f) After any adjustment of the number or kind of shares or other securities or property issuable upon exercise of this Warrant pursuant to the provisions of this Section, the Exercise Price shall also be adjusted so that the aggregate Exercise Price thereafter payable upon exercise of this Warrant shall be equal to the aggregate Exercise Price which would have been payable upon exercise of this Warrant immediately prior to such adjustment.

          (g) No adjustment shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of the Underlying Shares; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 7 shall be made to the nearest one-hundredth of a Share.

          (h) Whenever the number of Shares purchasable hereunder is adjusted as herein provided, the Company shall cause to be mailed to the Holder in accordance with the provisions of this Section a notice (i) stating that the number of Shares purchasable upon exercise of this Warrant has been adjusted,
(ii) setting forth the adjusted number of Underlying Shares, (iii) setting forth the adjusted Exercise Price, and (iv) showing in reasonable detail the computations and the facts, including the amount of consideration, if any, received or deemed to have been received by the Company, upon which such adjustments are based. Such notice shall be conclusive as to the correctness of the adjustment of the Underlying Shares and Exercise Price unless objected to by the Holder within 30 days following the receipt of such notice by such Holder. If the Holder objects to the adjustment as set forth in such notice a representative of the Company shall meet with the Holder at such mutually convenient time or times as shall be mutually acceptable to the parties in order to agree as to the correct adjustment. If the Company and the Holder are unable to agree as to the correctness of the adjustment, the matter shall be submitted to a mutually acceptable firm of independent certified public accountants, whose determination as to the correct adjustment shall be conclusive and binding upon the Company and the Holder.

          (i) The Company shall cause written notice of any Special Dividend to be mailed to the Holder at the earliest practicable time (and, in any event, not less than 10 days before the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such Special Dividend.)

     8. LIQUIDATION OR DISSOLUTION. In case the Company dissolves or liquidates, the Company shall make appropriate provision so that the securities or property, as the case may be, which would be received by the Holder upon the exercise of this Warrant at the time immediately prior to the effective date of such dissolution or liquidation, will be available to the Holder from the liquidating trust; provided that the Holder shall make the determination as to whether to exercise this Warrant within six months of the effective date of dissolution or liquidation, at which time this Warrant shall be terminated and of no further force or effect and the Holder's rights under this Warrant shall be automatically terminated.

     9. FRACTIONAL SHARES. No fraction of a Share shall be required to be delivered upon the exercise of this Warrant or any portion hereof. If any fractional interest in a Share shall be deliverable upon the exercise of this Warrant, the Company shall make an adjustment therefor in cash equal to such fraction multiplied by the Current Market Price of the Shares on the business day next preceding the day of exercise. For purposes of this Warrant, the "Current Market Price" per share of Common Stock at any date shall be (i) if the shares of Common Stock are listed on any national securities exchange, the daily closing price on the date of determination; (ii) if the shares of Common Stock are not listed on any national securities exchange but are quoted or reported on the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ"), the last quoted price or, if not quoted, the average of the high bid and low asked price as reported by NASDAQ, as the case may be; and (iii) if the shares of Common Stock are neither listed on any national securities exchange nor quoted or reported on NASDAQ, the closing bid price in the over-the-counter market as furnished by any NASDAQ member firm that is selected from time to time by the Company.

     10. NO IMPAIRMENT. The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, and (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

     11. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, without limiting any other remedy available at law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which the Holder might otherwise have.

     12. LOSS OR DESTRUCTION. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant Certificate, the Company shall, upon its receipt of an indemnity agreement or bond reasonably satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company at its expense will execute and deliver to the Holder, in lieu thereof, a new Warrant Certificate of like tenor.

     13. SURVIVAL. The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise of this Warrant at any time or from time to time and the surrender of this Warrant Certificate.

     14. NOTICES. Whenever any notice, payment of any purchase price or other communication (any such notice, payment or other communication, a "Delivery") is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery or Federal Express or registered or certified United States mail, postage prepaid and return receipt requested, and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered. Any Delivery to the Company, shall be addressed to 10254 Miller Road, Dallas, Texas 75238, or to such other address as the Company may hereafter designate to the Holder in writing; any Delivery to the Holder shall be addressed to such address as the Holder may hereafter designate to the Company in writing.

     15. CHANGE; WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

     16. COVENANTS TO BIND SUCCESSOR AND ASSIGNS. The terms of this Warrant shall bind the successors and permitted assigns of the Holder and the Company.

     17. SEVERABILITY. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.


                                  WASTEMASTERS, INC.,
                                  A MARYLAND CORPORATION




                                  By:/s/R. Dale Sterritt, Jr.
                                     -------------------------------------------
                                        R. Dale Sterritt, Jr.
                                        Chairman, President & CEO

                                  Date Signed: April 23, 1998

                                    EXHIBIT A

                                  PURCHASE FORM


TO:  WASTEMASTERS, INC.

         The undersigned hereby irrevocably elects to exercise the Warrant evidenced by the attached Warrant Certificate to the extent of ___________________ (__________) shares of the Common Stock of WASTEMASTERS, INC., and hereby makes payment of ________________________________ ($__________)
in accordance with the provisions of Section 1 of the Warrant Certificate in payment of the purchase price thereof.


                        Name of Holder:
                                        ---------------------------------------
                                              (Please type or print)


                       Signature of Holder:
                                           ------------------------------------


                       Address of Holder:
                                         --------------------------------------